Exhibit 23.4

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

     As independent petroleum engineers, we consent to the incorporation by reference in this registration statement on Form S-3, of Parallel Petroleum Corporation of information from our reserves report dated January 31, 2003 and all references to our firm included in or made a part of the annual report on Form 10-K of Parallel Petroleum Corporation for the fiscal year ended December 31, 2002.

/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas
February 3, 2004